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                         INSIGNIA FINANCIAL GROUP, INC.
                         401(K) RETIREMENT SAVINGS PLAN

                                 AMENDMENT NO. 2

         Pursuant to Section 14.1, the Plan is hereby amended, effective January 1, 2002, as follows in good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder.


     1. Section 1.16 of the Plan is amended by deleting the first sentence of the fourth paragraph in its entirety and substituting in its place the following:

               "Compensation for any Plan Year shall not exceed $200,000 multiplied by the Adjustment Factor."

     2. Section 1.53 of the Plan is amended by inserting the following provision at the end of the fourth paragraph:

               "Any Employee within a class of employees defined in either an acquisition agreement or a property management agreement that requires prior service credit to be granted under this Plan for purposes of eligibility or vesting shall be credited with such service as provided in the relevant agreement. No such prior service should be granted in any case, however, if the granting of such credit would violate the tax-qualification requirements of Code Sections 401(a) and 401(k)."

     3. Section 3.1(a) of the Plan is amended by deleting the first sentence thereof in its entirety and substituting in its place the following:

               "A Participant may elect on his application filed under Section
               2.3 to reduce his Compensation payable during a Plan Year while a Participant by not less than 1% and not more than 50%, in multiples of 1%, as elected by the Participant, and have that amount contributed to the Plan by an Employer as Deferred Cash Contributions in a manner to be determined by the Committee."

     4. Section 3.1(b) of the Plan is amended by deleting the first sentence thereof in its entirety and substituting in its place the following:

               "In no event shall the Participant's reduction in Compensation and the corresponding Deferred Cash Contributions and similar contributions made on his behalf by an Employer in any calendar year exceed $11,000 as adjusted by the Secretary of the Treasury in accordance with Code Section 402(g)(5)."

     5.   Section 3.1 of the Plan is amended by adding the following subsection
          (e) at the end thereof:

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               "(e) All Participants who are eligible to make Deferred Cash
               Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of
               the Code, as applicable, by reason of the making of such catch-up contributions. Amounts contributed under this subsection shall not be eligible for Deferred Matching Contributions of any type."

     6. Section 3.4(a) of the Plan is amended by inserting the following provision at the end of the first sentence:

               "Pursuant to the terms stated above, the Plan shall also accept Rollover Contributions from a qualified plan described in Section 403(a) of the Code; an annuity contract described in Section 403(b) of the Code; and a plan eligible under Section 457(b) of the Code. Rollover Contributions shall not include any amount contributed to a plan as an after-tax employee contribution."

     7. Section 3.8(a) of the Plan is amended by deleting the current provision in its entirety and replacing it with the following:

               "The annual addition to a Participant's Account for any Plan Year, which shall be considered the "limitation year" for purposes of Section 415 of the Code, when added to the Participant's annual addition for that Plan Year under any other qualified defined contribution plan of an Employer shall not exceed an amount which is equal to the lesser of (i) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code; or (ii) 100% of the Participant's aggregate remuneration, within the meaning of Section 415(c)(3) of the Code, for that Plan Year."

     8. Section 7.2(c)(2) of the Plan is amended by deleting the current provision in its entirety and replacing it with the following:

               "the Participant shall be suspended from making Deferred Cash Contributions pursuant to Section 3.1 hereof and pre-tax elective or after-tax voluntary contributions to all other plans of an Employer and Affiliated Employers for a period of six months after receipt of the distribution; and"

     9. Section 9.3(d) of the Plan is amended by adding the following provision at the end thereof:

               "For the purposes of this Section, the value of the Vested Portion of a Participant's Accounts will be determined without regard to that portion of the



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               account balance that is attributable to rollover contributions and earnings allocable thereto within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of
               the Code."



         IN WITNESS WHEREOF, the Company has executed this plan amendment as of January 1, 2002.


Dated:  ____________________                INSIGNIA FINANCIAL GROUP, INC.


                                            By  /s/  Adam B. Gilbert
                                              --------------------------------

                                            Title  Executive Vice-President
                                                 -------------------------------